Exhibit 5.2

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

November 30, 2021

Studio City International Holdings Limited

36/F, The Centrium

60 Wyndham Street, Central

Hong Kong

Re:	Registration Statement on Form F-3

Ladies and Gentlemen

We have examined the Registration Statement on Form F-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) by Studio City International Holdings Limited, a Cayman Islands exempted company (the “Company”), to register (a) Class A ordinary shares, $0.0001 par value per share, of the Company (“Class A Ordinary Shares”), including Class A ordinary shares represented by American depositary shares (“ADSs”); (b) preferred shares of the Company (“Preferred Shares”); (c) subscription rights (“Rights”) to purchase Class A ordinary shares of the Company, including those Class A ordinary shares represented by ADSs; (d) warrants (“Warrants”) to purchase Class A ordinary shares, preferred shares or ADSs; and (e) debt securities (“Debt Securities”), all of which securities may be issued or sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), relating to the offered securities will have become effective under the Act; (b) a prospectus supplement will have been prepared and filed with the Commission describing the securities offered thereby; (c) all offered securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (d) if applicable, a definitive purchase, underwriting, sales agency or similar agreement with respect to the offered securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (e) any applicable indenture and indenture trustee will have been qualified under the Trust Indenture Act of 1939, as amended; and (f) any Class A Ordinary Shares, including Class A Ordinary shares represented by ADSs, and preferred shares will be authorized, validly issued, fully paid and nonassessable (to the extent applicable). We have also assumed that the Company is and will be a company duly incorporated and validly existing as a Cayman Islands exempted company in the Cayman Islands and in good standing under the laws of the Cayman Islands.

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Studio City International Holdings Limited

November 30, 2021

Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we advise you that:

1. When the Warrants and the related warrant agreement have been duly authorized by appropriate corporate authorization, the related warrant agreement has been duly executed by the parties thereto, and the Warrants have been executed, countersigned, and delivered in accordance with the related warrant agreement against payment therefor, the Warrants will be validly issued and will constitute binding obligations of the Company in accordance with their terms.

2. When the Rights and the related rights agreement have been duly authorized by appropriate corporate authorization and validly executed and delivered by the parties thereto, and the Rights have been duly executed and issued in accordance with the related rights agreement, the Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. When the Debt Securities and the applicable indenture have been authorized by appropriate corporate authorization, the applicable indenture has been duly executed by the parties thereto, and the Debt Securities have been executed, authenticated and delivered in accordance with the applicable indenture against payment therefore, the Debt Securities will be validly issued and the debt securities will constitute binding obligations of the Company in accordance with their terms and the terms of the applicable indenture.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

“General principles of equity” include, but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. We express no opinion with respect to the enforceability of any provision which purports to waive the benefit of usury laws. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

Studio City International Holdings Limited

November 30, 2021

This opinion does not cover the law of any jurisdiction other than the law of the State of New York. We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states. We undertake no responsibility to update or supplement this opinion in response to changes in law or future events or other circumstances. We have assumed the warrant agreement, rights agreement, depository agreements and indenture referenced in the numbered paragraphs above will be governed by the law of the State of New York.

This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

This opinion is rendered solely for your benefit and may not be used, circulated, quoted relied upon or otherwise referred to by any other person for any other purpose without our prior written consent.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Studio City International Holdings Limited

November 30, 2021

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion in the Registration Statement in the section “Legal Matters.” In giving this consent, we do not thereby admit that we are “experts” within the meaning of the Act.

Yours very truly

/s/ Kirkland & Ellis

KIRKLAND & ELLIS LLP